Exhibit 4.24

Execution Version

May 28, 2020

BEST INC.

and

ALIBABA.COM HONG KONG LIMITED

and

MR. SHAO-NING JOHNNY CHOU

CONVERTIBLE NOTE PURCHASE AGREEMENT

ANNEX A                  FORM OF NOTE INSTRUMENT

SCHEDULE 1           REGISTRATION RIGHTS

THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made on May 28, 2020 by and between:

(1)        BEST INC., an exempted company incorporated under the laws of the Cayman Islands (the “Company”);

(2)        ALIBABA.COM HONG KONG LIMITED, a company incorporated under the laws of Hong Kong (the “Investor”); and

(3)        SHAO-NING JOHNNY CHOU (the “Founder”), entering into this Agreement solely for purposes of the Founder Applicable Sections,

each, a “Party,” and collectively, the “Parties” (and the Founder shall only be deemed a Party with respect to the Founder Applicable Sections).

WHEREAS:

The Company proposes to issue, and the Investor proposes to subscribe for, on and subject to the terms and conditions set out in this Agreement, $150,000,000 aggregate principal amount of unsecured convertible senior notes, convertible into fully paid Ordinary Shares (or such Ordinary Shares in the form of ADSs) of the Company.

IT IS HEREBY AGREED as follows:

1.         DEFINITIONS

1.1      Terms and expressions defined in the Instrument shall have the same meanings when used in this Agreement unless separately defined in this Agreement. The following terms and expressions used in this Agreement, unless the context otherwise requires, shall have the following meanings:

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement, representing one Ordinary Share of the Company as of the date of this Agreement, and deposited with the ADS Custodian.

“ADS Custodian” means Citibank, N.A., with respect to the ADSs delivered pursuant to the Deposit Agreement, or any successor entity thereto.

“ADS Depositary” means Citibank, N.A., as depositary for the ADSs, or any successor entity thereto.

“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person and, in the case of a natural Person, shall include such Person’s spouse, parents, children and siblings.

“Affiliated Person” with respect to a Person, means such Person’s director, supervisor, executive, employee, agent or other party acting on behalf of such Person.

“Agreement” has the meaning given to it in the preamble.

“Annual Report” means the Company’s Annual Report on Form 20-F for the year ended December 31, 2019 filed with the SEC on April 17, 2020.

“Anti-Corruption Law” means anti-bribery or anti-corruption related Laws that are applicable to business and transactions of the Group Companies and their respective Affiliates, including Laws relating to anti-corruption and anti-commercial bribery in the PRC, the amended U.S. Foreign Corrupt Practice Act of 1977, as well as applicable anti-bribery or anti-corruption Laws of other jurisdictions.

“Anti-Money Laundering Laws” means anti-money laundering related laws that are applicable to business and transactions of the Group Companies and their respective Affiliates, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, the U.S. PATRIOT ACT of 2001, Her Majesty’s Treasury (HMT), the Organized and Serious Crimes Ordinance and the Anti-Money Laundering and Counter-Terrorist Financing Ordinance of Hong Kong, and PRC anti-money laundering laws, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency.

“Articles” means the Ninth Amended and Restated Memorandum and Articles of Association of the Company, as may be further amended, modified, supplemented or restated from time to time.

“Assessment Period” has the meaning given to it in Section 7.1.

“Authorized Persons” has the meaning given to it in Section 9.1.

“Board” means the board of directors of the Company.

“Board Approval” has the meaning given to it in Section 3.2.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York, the PRC, Hong Kong or the Cayman Islands are required by law to be closed or are otherwise required to be closed due to the COVID-19 outbreak.

“Class A Ordinary Shares” means class A ordinary shares of the Company with a par value of $0.01 each in the share capital of the Company.

“Class B Ordinary Shares” means class B ordinary shares of the Company with a par value of $0.01 each in the share capital of the Company.

“Class C Ordinary Shares” means class C ordinary shares of the Company with a par value of $0.01 each in the share capital of the Company.

“Closing” has the meaning given to it in Section 3.1.

“Closing Date” has the meaning given to it in Section 3.1.

“Company” has the meaning given to it in the preamble.

“Company Intellectual Property” means all Intellectual Property Rights that are used in connection with, and are material to the business of the Company and the Subsidiaries and all Intellectual Property Rights owned by or licensed to the Company and the Subsidiaries.

“Company Securities” means (i) the ordinary shares of the Company (including the Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares of the Company), (ii) securities convertible or exercisable into, or exchangeable for, ordinary shares of the Company, (iii) any other equity or equity-linked security issued by the Company and (iv) options, warrants, restricted share units or other rights to acquire any of the foregoing; for the avoidance of doubt, “Company Securities” include the ADSs.

“Company Systems” has the meaning given to it in Section 5.1(ff).

“Conditions Precedent” means each of the conditions as set out in Section 4.1.

“Confidential Information” has the meaning given to it in Section 9.1.

“Control”, when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Controlled Entity” has the meaning given to it in Section 5.1(f).

“Data Protection Obligations” means any applicable Laws, contractual obligations, and written policies and terms of use relating to privacy, information security, network security, cybersecurity, data protection or the Processing of Personal Information, including those governing data breach notification, third-party data transfers, cross-border data transfers and data localization requirements.

“Deposit Agreement” means the deposit agreement dated as of September 22, 2017, by and among the Company, the ADS Depositary and the holders and beneficial owners of the ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Disclosed” means, with respect to any fact, matter, event, circumstance or information, that such fact, matter, event, circumstance or information is fairly and specifically disclosed in the Public Filings, excluding any forward-looking disclosures set forth in any risk factor sections and any disclosure of non-specific risks faced by the Group included in any forward-looking statement, disclaimer, risk factor disclosure or other similarly non-specific statements that are similarly cautionary, predictive or forward-looking in nature.

“Encumbrance” means any claim, mortgage, lien, pledge, title defect, easement, adverse claim as to title, possession or use, restrictive covenant, option, charge, security interest, encumbrance or other similar right of any third parties or other restriction or limitation of any kind whatsoever, including any restriction on the use, voting, transfer, receipt of income, or exercise of any attributes of ownership, whether voluntarily incurred or arising by operation of law, and includes any agreement to grant any of the foregoing.

“Environmental Laws” has the meaning given to it in Section 5.1(ss).

“ESOP” means the 2008 Equity and Performance Incentive Plan and the 2017 Equity Incentive Plan, each as Disclosed.

“Evaluation Date” has the meaning given to it in Section 5.1(nn).

“Exchange” means the New York Stock Exchange.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rules” means the rules of the Exchange.

“Financial Statements” has the meaning given to it in Section 5.1(ll).

“Founder” has the meaning given to it in the preamble.

“Founder Applicable Sections” means Sections 1, 7, 9, 10, 11, 12 and 14 through 20.

“GAAP” means United States generally accepted accounting principles.

“Government Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; director, officer or employee or agent of an entity wholly or partially owned by a Governmental Authority, including a state-owned or controlled enterprise; or any person acting in an official capacity for or on behalf of any of the foregoing.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory, Tax or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, Hong Kong, the Cayman Islands, the British Virgin Islands or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, any self-regulatory organization and stock exchanges.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company and the Subsidiaries from time to time; collectively, the “Group”.

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

“Instrument” means the instrument to be executed by the Company constituting the Notes in the form set out in Annex A to this Agreement.

“Intellectual Property Rights” has the meaning given to it in Section 5.1(ee).

“Investor” has the meaning given to it in the preamble.

“Law(s)” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any Governmental Order.

“Liabilities” means, with respect to any Person, liabilities or obligations of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

“Licenses” means, with respect to any Person, all franchises, licenses, permits, approvals, certificates, authorizations, registrations, declarations or filings by or with any Governmental Authorities that are presently required or necessary to own or lease, as the case may be, and to operate such Person’s respective properties and to carry on such Person’s respective businesses as now conducted.

“Loss” means any losses, Liabilities, damages, diminution in value, Taxes, costs or expenses (including legal expenses).

“Material Adverse Effect” means any event, fact, condition or circumstance or any combination of them that, individually or in the aggregate with any other such events, facts, conditions or circumstances, has had or would reasonably be expected to have, a material adverse effect on any of the following: (i) the business, operations, earnings, assets, liabilities, properties, financial or other condition, results of operation or prospects of the Group taken as a whole; or (ii) the ability of the Group Companies to perform their obligations under any of the Transaction Documents.

“Material Contract” has the meaning given to it in Section 5.1(zz).

“NDRC” has the meaning given to it in Section 5.1(q).

“NDRC Circular” has the meaning given to it in Section 5.1(q).

“New ADS” means an American Depositary Share, issuable pursuant to Section 7 of the Instrument and the Deposit Agreement, representing one New Share (adjusted as applicable), and deposited with the ADS Depositary.

“New Shares” means Ordinary Shares issuable upon the conversion of the Notes in accordance with the Instrument.

“Note Certificate” means a certificate in respect of a Noteholder’s registered holding of Notes issued to each Noteholder pursuant to the terms of the Instrument. “Noteholder” and (in relation to a Note) “holder” means the Person in whose name a Note is registered in the Register of Noteholders.

“Notes” means the convertible notes in an aggregate principal amount of $150,000,000, constituted by the Instrument and issued with the benefit of, and subject to, the terms and conditions set out therein.

“Offer Acceptance Period” has the meaning given to it in Section 7.2(b).

“Ordinary Shares” means Class A Ordinary Shares of the Company.

“Party” and “Parties” have the meanings given to them in the preamble.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Personal Information” means all information from or about an individual person that is used or could be used to identify, contact or precisely locate the individual.

“PFIC” has the meaning given to it in Section 5.1(bb).

“PRC” means the People’s Republic of China, excluding, for the purpose of this Agreement, Hong Kong, the Macau Special Administrative Region and Taiwan.

“Processing” means the receipt, access, acquisition, collection, compilation, use or transfer for use in direct marketing, storage, processing, safeguarding, security, disposal, destruction, disclosure, transfer, or export of Personal Information.

“Public Filings” means the Annual Report and the Company’s other reports and registration statements filed with or furnished to the SEC after December 31, 2019 and publicly available at least one Business Day before the date of this Agreement, without giving effect to any amendments or supplements thereto filed after 9:30 a.m. (New York City time) on the Business Day before the date of this Agreement.

“Register of Noteholders” means the register to be kept at the Company’s business or registered office on which the names and addresses of the holders of the Notes and the particulars of the Notes held by them (including conversion or cancellation of the Notes as well as the amount of outstanding principal amount and accrued interest owing to the Noteholder) and of all transfers of the Notes are entered in accordance with the terms of the Instrument.

“Registration Certificate” has the meaning given to it in Section 5.1(q).

“Registration Rights” has the meaning given to it in Section 5.1(t).

“Relevant Taxing Jurisdiction” has the meaning given to it in Section 5.1(w).

“SAFE Rules and Regulations” has the meaning given to it in Section 5.1(xx).

“Sale Notice” has the meaning given to it in Section 7.2(a).

“Sale Period” has the meaning given to it in Section 7.2(c).

“Sanctioned Country” means any U.S. embargoed or restricted country or any other country or territory that is the subject or target of comprehensive Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).

“Sanctions” means any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any orders or licenses issued pursuant to the Iran Sanctions Act, as amended; the Comprehensive Iran Sanctions and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act, the National Defense Authorization Act for Fiscal Year 2012, the Iran Freedom and Counter-Proliferation Act of 2012, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, or the U.S. Syria Accountability and Lebanese Sovereignty Act.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means, collectively, Sarbanes-Oxley, the Securities Act, the Exchange Act, the rules and regulations promulgated by the SEC, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the Exchange Rules.

“Subject Securities” has the meaning given to it in Section 7.2(a).

“Subscription Amount” has the meaning given to it in Section 2.1.

“Subsidiary” means any Person that is Controlled directly or indirectly by the Company, including the Company’s direct or indirect subsidiaries and consolidated affiliated entities (including consolidated VIEs).

“Surviving Provisions” means Sections 1 and 7 through 20.

“Tax” means (i) in the PRC: (A) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (B) all interest, penalties (administrative, civil or criminal), late payment surcharge or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A) above, and (C) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (A) and (B) above, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i) above. And the term “Taxable” has the meaning correlative to the foregoing.

“Tax Return” means any return, report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Transaction Documents” means this Agreement, the Instrument and the Note Certificates and all other documents or written agreements entered into in connection with the transactions contemplated hereby.

“Transfer” means to transfer, sell, assign, distribute, pledge, encumber, hypothecate, assign, exchange, or in any other way directly or indirectly dispose of, in whole or in part, either voluntarily or involuntarily, through intermediate vehicles or not, including by gift, by way of merger (forward or reverse) or similar transaction, by operation of law or otherwise, any security or any legal or beneficial interest therein, including the grant of an option or other right or interest that would result in the transferor no longer having the economic consequences of ownership in, or the power to vote, such security. And the term “Transferred” has the meaning correlative to the foregoing.

“Unconditional Date” has the meaning given to it in Section 4.2.

“$” means the legal currency of the United States of America.

“VIE Agreements” has the meaning given to it in Section 5.1(k).

“VIEs” means the Subsidiaries that are variable interest entities and for the purpose of this definition, “variable interest entities” means with respect to any Person, any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such person prepares its financial statements in accordance with accounting principles other than the accounting principles generally accepted in the United States of America, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles.

“Voting Power Change” has the meaning given to it in Section 7.1.

“Warranties” mean the representations and warranties made by the Company contained in or given pursuant to Section 5.1.

1.2       In this Agreement:

(a)        words denoting the singular shall include the plural and vice versa;

(b)        words denoting one gender shall include each gender and all genders;

(c)        references to Sections and Annexes are, unless stated otherwise, references to Sections and Annexes of this Agreement;

(d)        the headings are inserted for convenience only and will not affect the construction of this Agreement;

(e)        whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(f)        any reference to an enactment or a statutory provision is a reference to it as it may have been or may from time to time be, amended, modified, consolidated or re-enacted;

(g)        the terms “hereof” and “hereunder” (and any other similar expressions) refer to this Agreement and not to any particular Section or other portion hereof and include any agreement supplemental hereto; and

(h)        any statement in this Agreement qualified by the expression “to any Person’s knowledge” or “so far as the Person is aware” or any similar expression shall be a reference to the actual knowledge of the directors and members of the senior management team of such Person and the deemed knowledge of such matters as such directors and senior management team members would have discovered, had such directors and senior management team members made due and careful enquiry by a Person in the position of such directors and senior management team members.

1.3       The recitals and Annexes shall be deemed to be incorporated in this Agreement.

2.         PURCHASE OF THE NOTES

2.1       Subject to and in accordance with the provisions of this Agreement, the Company agrees to issue to the Investor, and the Investor agrees to subscribe for the Notes (having an aggregate principal amount of $150,000,000) at an aggregate purchase price of $150,000,000 (the “Subscription Amount”).

2.2       The Company shall use the net proceeds from the issuance of the Note for the Group’s working capital and other lawful general corporate purposes consistent with past practice and in the ordinary course of business, and shall not use such proceeds (i) for the satisfaction of any portion of the Group’s debt other than payment of any amount payable hereunder or any trade payable in the ordinary course of the Group’s business and consistent with past practices, (ii) for the payment of dividends on or the redemption of any capital stock of the Group Companies, ADS or any shares, interests, rights to acquire, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by the Group Companies, (iii) for the settlement of any outstanding litigation, or (iv) for payment of any related party transaction of the Group, in each case, without the prior written consent of the Investor.

3.         CLOSING

3.1       The closing of the issuance and purchase of the Notes (the “Closing”) shall take place remotely via the exchange of documents and signatures as soon as practicable, but in no event later than five (5) Business Days after all the Conditions Precedent have been waived by the Investor or satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver issued by the Investor thereof at the Closing), or at such other time and place as the Company and the Investor may mutually agree in writing. The date and time of the Closing are referred to herein as the “Closing Date.”

3.2       On or before the Closing, the Company shall procure that the Board shall have duly approved (or granted, as applicable) in accordance with the Articles and the applicable Laws: (a) the execution of all the Transaction Documents and the performance of the Company’s obligations thereunder; (b) the issue of the Notes to the Investor in accordance with this Agreement; (c) the issue of all New Shares (or such New Shares in the form of ADSs); and (d) the performance by the Company of its other obligations under the Instrument (and the terms and conditions relating to the Notes set out therein) (the “Board Approval”).

3.3       At Closing:

(a)        the Company shall do all (but not part, unless the Investor so agrees) of the following:

(i)        deliver to the Investor the duly executed Instrument;

(ii)       issue the Notes subscribed for in Section 2.1 to the Investor and procure the entry of the name of the Investor in the Register of Noteholders and deliver to the Investor (y) a certified true copy of the latest Register of Noteholders and (z) the Note Certificate duly executed representing the aggregate principal amount of the Notes subscribed for; and

(iii)      deliver to the Investor such other documents and deliveries as set forth in Section 4.1.

(b)        against issue and delivery of the items set out in Section 3.3(a), the Investor shall subscribe for, and pay or cause to be paid to the Company the Subscription Amount for the Notes subscribed for in Section 2.1 by wire transfer of immediately available funds to an account designated (at least two (2) Business Days prior to the Closing Date) by the Company.

Promptly after the Closing, the Company shall deliver to the Investor a receipt for payment of the Subscription Amount.

4.         CONDITIONS PRECEDENT

4.1       Conditions to Obligations of the Investor. The obligation of the Investor to consummate, or cause to be consummated, the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Investor:

(a)        each of the representations and warranties of the Company set out herein continuously shall be true, accurate and correct (without regard to any limitation or qualification as to materiality or by “Material Adverse Effect” included therein) as of the Closing Date;

(b)        the Company shall have performed and complied with all, and not be in breach or default under any, agreements, covenants, conditions and obligations contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing Date;

(c)        each of the Transaction Documents shall have been duly executed and delivered by all parties thereto (other than the Investor) to the Investor;

(d)        the Company shall have duly executed and delivered to the Investor a certificate, dated the Closing Date, signed by a duly authorized officer of the Company certifying that all the Conditions Precedent have been satisfied;

(e)        all corporate and other actions required to be taken by the Company in connection with the issuance, sale and delivery of the Notes and the New Shares shall have been completed and the Company shall have delivered to the Investor a copy of the duly executed Board Approval;

(f)        no event, occurrence, development or state of circumstances that has or could reasonably be expected to have a Material Adverse Effect shall have occurred;

(g)        neither the Company nor the Investor shall be prohibited or restricted from entering into or performing its obligations under the Transaction Documents, and the Investor’s ability to enjoy its rights thereunder shall not be adversely affected, by any Laws or any litigation or other proceedings; and

(h)        no event, occurrence, development or state of circumstances that would constitute (or that, with the passage of time or giving of notice, would constitute) an Event of Default (as defined in the Instrument) shall have occurred.

4.2       The date on which all the Conditions Precedent have been (and continue to be) satisfied (or waived by the Investor) shall be the “Unconditional Date”. If the Unconditional Date has not occurred on or prior to July 31, 2020, this Agreement (other than the Surviving Provisions) can be terminated by the Investor by providing written notice to the Company (without prejudice to the rights and/or obligations of any Party in respect of any antecedent breach).

4.3       The Company shall, at its own cost, use its best endeavors to ensure that the Conditions Precedent are fulfilled as soon as reasonably practicable after the date of this Agreement.

5.         REPRESENTATIONS, WARRANTIES AND INDEMNITY

Representations and warranties

5.1       Except as Disclosed, the Company represents and warrants to the Investor, as of the date hereof and as of the Closing Date (unless otherwise specified as of another date), that:

(a)        The Public Filings complied when filed with the SEC in all material respects with the Securities Laws; and they did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in any comment letters received from the SEC staff with respect to any Public Filings and none of the Public Filings is the subject of ongoing review by the SEC. There are no internal investigations, any inquiries by the SEC or investigations or other inquiries or investigations conducted by a Governmental Authority pending or, to the Company’s knowledge, threatened, in each case, regarding the Company or any of its officers or directors.

(b)        The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as Disclosed; and the Company is duly qualified to do business as a foreign corporation in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a Material Adverse Effect. The Articles and other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(c)        The authorized share capital of the Company is $20,000,000 divided into 2,000,000,000 shares, comprising of (i) 1,858,134,053 Class A Ordinary Shares, (ii) 94,075,249 Class B Ordinary Shares and (iii) 47,790,698 Class C Ordinary Shares, of which 250,648,452 Class A Ordinary Shares (including the 1,661,206 Class A Ordinary Shares issued to the ADS Depositary and reserved for future issuances of ADSs upon exercise or vesting of awards granted under the ESOP), 94,075,249 Class B Ordinary Shares and 47,790,698 Class C Ordinary Shares were issued and outstanding, respectively, as of May 24, 2020. All of the issued and outstanding ordinary shares of the Company’s share capital have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with applicable Laws.

(d)        The respective rights, preferences, privileges, and restrictions of the share capital of the Company are as stated in the Articles. Except as Disclosed, there is no outstanding shareholder purchase right or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Group Companies upon the occurrence of certain events.

(e)        Except as Disclosed, (i) neither any Group Company nor the Founder has entered into any agreement that would subject the securities of the Group Companies held by them to any Encumbrances, and (ii) no Person has the right to require any Group Company to register under the Securities Act any securities that are presently outstanding or may be issued subsequently. The issuance of the New Shares will not obligate any Group Company to issue equity interest or other securities to any Person other than the Investor.

(f)        The principal Subsidiaries listed on Exhibit 8.1 of the Annual Report (each as a “Controlled Entity” and collectively as “Controlled Entities”) constitute all of the entities Controlled directly or indirectly by the Company other than those Subsidiaries which, considered in the aggregate or as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

(g)        Each Subsidiary has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with power and authority (corporate and other) to own its properties and conduct its business; and, to the extent applicable, each Subsidiary is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a Material Adverse Effect; the constitutive documents of each Subsidiary comply with the requirements of applicable Laws of the jurisdiction of its incorporation and are in full force and effect. All of the issued and outstanding share capital of each Subsidiary has been duly authorized and validly issued and is fully paid or partially paid as permitted by applicable Laws of the applicable jurisdiction (to the extent such concept exists or is applicable in such jurisdiction), and such share capital (other than the share capital of the VIEs) is owned, directly or indirectly, by the Company as set forth in the Annual Report, free from any Encumbrances.

(h)        The Instrument has been duly authorized; the Notes have been duly authorized; the authorized equity capitalization of the Company conforms as to legal matters in all material respects to the description thereof set forth in the Annual Report; when the Notes are delivered and paid for by the Investor pursuant to this Agreement on the Closing Date, the Instrument will have been duly executed and delivered by the Company, such Notes will have been duly executed, issued and delivered and the Instrument and such Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms; the Ordinary Shares outstanding prior to the issuance of the New Shares have been duly authorized and are validly issued, fully paid and non-assessable; except as Disclosed, there are no (i) resolutions pending to increase the share capital of any Group Company or cause the liquidation, winding up or dissolution of any Group Company, (ii) dividends that have accrued or been declared but are unpaid by any Group Company, (iii) obligations, contingent or otherwise, of any Group Company to repurchase, redeem or otherwise acquire any share capital, (iv) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company except the ESOP, or (v) outstanding rights (including preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in any Group Company (other than (A) such rights to convert Class B

Ordinary Shares and Class C Ordinary Shares of the Company into Class A Ordinary Shares of the Company as set forth in Article 13 of the Articles and (B) such rights held by any Group Company), or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; except as set forth in the Instrument, the New Shares, when issued and delivered upon conversion of the Notes, will not be subject to any preemptive or similar rights, and will be free from all taxes and Encumbrances with respect to the issuance thereof and free of any restriction upon the voting or transfer thereof, except as set forth in the Articles.

(i)         Upon issuance and delivery of the Notes in accordance with this Agreement and the Instrument, the Notes will be convertible at the option of the holder thereof into Ordinary Shares in accordance with the terms of the Notes. The maximum number of New Shares have been duly authorized and, when issued and delivered upon conversion of the Notes, will be validly issued, fully paid and non-assessable and will conform to the description of “Class A Ordinary Shares” contained in the Articles and will be delivered in compliance with the Securities Laws, and the issuance of such Ordinary Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights.

(j)         Except as Disclosed, since the end of the period covered by the latest audited financial statements included in the Annual Report (i) there has been no development or event that has or would be reasonably likely to have a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital or long-term indebtedness of the Company and the Subsidiaries, taken as a whole, (iv) neither the Company nor any of the Subsidiaries has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not Disclosed, and (v) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as Disclosed.

(k)        The description of each of the agreements under the caption “Our Corporate Structure” in the Annual Report, to which any of the Subsidiaries and the shareholders of the VIEs are a party (collectively, the “VIE Agreements”) are accurate in all material respects, and all material agreements relating to the Company’s corporate structure have been so disclosed. Each party of the VIE Agreements has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has duly authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. Each of the VIE Agreements is in valid legal form under the laws of the PRC; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements, except for equity pledges under the amended and restated equity pledge agreement which have been filed with the relevant PRC Governmental Authorities and except that the exercise of the call options under the amended and restated exclusive call option agreement and the foreclosure of the pledge under the amended and restated equity pledge agreement should be approved and/or registered with the relevant PRC Governmental Authorities. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs. The VIE Agreements are adequate to enable the financial statements of each Group Company that is a party to a VIE Agreement to be consolidated with those of the Company in accordance with GAAP.

(l)         Except as Disclosed, the Company and the Subsidiaries have good and marketable title to all properties and assets owned by them which are material to the business of the Company and the Subsidiaries, taken as a whole, in each case free from any Encumbrances that would materially affect the value thereof (to the Company and the Subsidiaries, taken as a whole) or materially (to the Company and the Subsidiaries, taken as a whole) interfere with the use made or to be made thereof by them. Except for the title owner of the items leased by the Group, no Person other than the Group owns any interest in any such properties and assets. Any real property and buildings held under lease by each of the Company and the Subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material (to the Company and the Subsidiaries, taken as a whole) and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

(m)       Except as Disclosed, the Company and each of the Subsidiaries maintain such insurance covering their respective properties, operations, personnel and businesses as is customary for similar businesses in the jurisdiction in which they operate.

(n)        Except as Disclosed, the Company and the Subsidiaries (i) possess, and are in compliance with the terms of, or have made (in the case of declarations and filings), all Licenses, except any such failure to possess or be in compliance with such Licenses which would not be reasonably likely to have a Material Adverse Effect, and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no suspension, cancellation or termination of any such Licenses is pending, threatened or imminent. To the Company’s knowledge, all “franchisee partners” (as such term is used in the Annual Report) have maintained valid and sufficient Licenses to operate businesses in relation to their contractual relationship with any Group Company (as applicable), except any such failure to possess or be in compliance with such Licenses which would not be reasonably likely to have a Material Adverse Effect.

(o)        Neither the Company nor any of the Subsidiaries is (i) in violation of its respective charter or other constitutive documents, (ii) in violation of any applicable judgment, Law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults under clauses (ii) or (iii) above that would not, individually or in the aggregate, result in a Material Adverse Effect.

(p)        Except as Disclosed, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Transaction Documents including the issuance, offering and sale of the Notes, except (i) the Registration Certificate and the post-issuance filing obligations with NDRC as described in Section 5.1(q) and (ii) such as have been obtained or made.

(q)        The Company (through a PRC Subsidiary) obtained an enterprise foreign debt registration certificate dated April 10, 2019 (the “Registration Certificate”), which is valid until October 10, 2020, from the National Development and Reform Commission (“NDRC”). Such registration has not been withdrawn and is not subject to any condition which has not been fulfilled or performed, except for the filing by such PRC Subsidiary with NDRC of the requisite information and documents within ten (10) Business Days in the PRC after the date of issuance of the Notes in accordance with the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations (国家发展改革委关于推进企业发行外债备案登记制管理改革的通知(发改外资 [2015] 2044 号)) (the “NDRC Circular”).

(r)        The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Notes and the consummation of the transactions contemplated by the Transaction Documents will not (i) violate any agreement or other instrument binding upon the Company or the Subsidiaries; (ii)  violate the provisions of the articles of association, business license or other constitutive documents of the Company or any of the Subsidiaries; (iii) violate any applicable Laws with respect to the Company or any of the Subsidiaries or any of their properties or assets; and (iv) result in the creation or imposition of any Encumbrance on any asset of the Group Companies, except, in the case of (i), (iii) and (iv) above, for such violations or such creation or imposition of Encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)        Any New ADS to be issued is expected to be approved for listing on the Exchange subject to official notice of issuance by or before the issuance of such New ADS.

(t)         Except as Disclosed and other than those in the Instrument, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to any registration statement filed by the Company under the Securities Act (collectively, “Registration Rights”), other than Registration Rights that have been satisfied, waived or complied with.

(u)        This Agreement has been duly authorized, executed and delivered by the Company.

(v)        The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms. Any New ADS when issued will be duly authorized and validly issued and will represent Ordinary Shares that are fully paid and nonassessable, and the persons in whose names such New ADS is registered will be entitled to the rights of registered holders of the New ADS specified therein and in the Deposit Agreement.

(w)       Except as Disclosed, all interest, principal, premium, if any, and other payments due or made on the Notes or under this Agreement and dividends and other distributions declared and payable on the ordinary shares of the Company or any of the Subsidiaries or the New Shares (1) may under the current laws, rules and regulations of the PRC, Hong Kong or the Cayman Islands, and any political subdivision, authority or agency in or of any of the foregoing having power to tax (each, a “Relevant Taxing Jurisdiction”) be paid to the recipient, and where they are to be paid from any Relevant Taxing Jurisdiction are freely transferred out of such Relevant Taxing Jurisdiction without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Relevant Taxing Jurisdiction; (2) are not and will not be subject to withholding, value added or other taxes or any deductions or withholdings under the laws, rules and regulations of any Relevant Taxing Jurisdiction and are otherwise free and clear of any other tax, withholding or deduction in any Relevant Taxing Jurisdiction and (3) may be made without the necessity of obtaining any consents, approvals, governmental authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over the relevant payor.

(x)       Except as Disclosed, no Controlled Entity of the Company is currently prohibited, directly or indirectly, from paying any dividends to its shareholders, from making any other distribution to its shareholders on such Controlled Entity’s share capital, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s property or assets to the Company or another entity Controlled by the Company.

(y)       Neither the Company, any of the Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers and Affiliates, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(z)       Except as Disclosed, there are no pending or, to the Company’s knowledge, threatened actions, suits or proceedings (including any inquiries or investigations by any Governmental Authority including the SEC, domestic or foreign) against or affecting the Company, any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Notes.

(aa)      To the Company’s knowledge, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Board or in the Company, as the case may be.

(bb)     The Company does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and does not expect to be classified as a PFIC for the taxable year ending December 31, 2020 or in the foreseeable future.

(cc)     The Company does not have any outstanding debt securities rated by any “nationally recognized statistical rating organization” (registered under Section 15E of the Exchange Act) or under surveillance or review by any such organization, and the Company has not been placed on negative outlook by any such organization.

(dd)     There are no statutes, regulations, contracts or other documents that are required to be described in the Annual Report or to be filed as exhibits to the Annual Report that are not described in all material respects or filed as required.

(ee)     Except as Disclosed, the Company and the Subsidiaries own, possess or can acquire or license on reasonable terms all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) material to the conduct of the business now conducted by the Company and the Subsidiaries, taken as a whole, as described in the Annual Report, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as Disclosed, to the Company’s knowledge, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Subsidiaries; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or the Subsidiaries; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Subsidiaries in their businesses has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company, any of the Subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any of the Subsidiaries, individually or in the aggregate, have a Material Adverse Effect. The Company Intellectual Property collectively represents in all material respects Intellectual Property Rights necessary and sufficient for the operation of the business of the Group as currently conducted and as currently proposed to be conducted. All employees, contractors, agents and consultants of the Group Companies who are or were involved in the creation of any Intellectual Property Rights for the Group Companies have executed an assignment of inventions agreement that vests in such Group Company exclusive ownership of all right, title and interest in and to such Intellectual Property Rights, to the extent not already provided by Law. Each Group Company has taken commercially reasonable measures to register, protect, maintain and safeguard the Company Intellectual Property and has executed appropriate nondisclosure and confidentiality agreements and, if registered or applied to be registered, made all appropriate filings, registrations and payments of fees in connection with the foregoing. To the Company’s knowledge, there is no infringement or misappropriation of any Intellectual Property Rights of a third party by any Group Company and there is no action, suit, proceeding, hearing, investigation, charge, complaint, demand or claim regarding any Company Intellectual Property, except as would not be reasonably likely to have a Material Adverse Effect.

(ff)       The software, hardware, servers, networks, interfaces databases, computer equipment and other information technology owned or used by any Group Company and used in the business of the Group (the “Company Systems”) are adequate for the business of the Group as currently conducted and as currently proposed to be conducted. The Company Systems have not suffered any material failure or any material unpermitted intrusions within the past three (3) years. The Group Companies maintain security, business continuity and disaster recovery plans, procedures and facilities in relation to the Company Systems consistent with standard practices in the industry in which the Group Companies operate. The Group Companies have secured all necessary license rights from third-party owners of software, Intellectual Property Rights and technology utilized in connection with the Company Systems sufficient for the operation of the Company Systems as currently conducted and as currently proposed to be conducted, and are not in breach of any agreements pertaining thereto, except as would not be reasonably likely to have a Material Adverse Effect. The use of open source or public library software, including any version of any software licensed pursuant to any GNU or other public license, in the Company Intellectual Property, if any, as currently used, does not require the disclosure to any Person, or materially adversely impact the Company’s or any of the Subsidiaries’ ownership or use of, or validity or enforceability or confidentiality of, any material Intellectual Property Rights (including rights in source code) owned or purported to be owned by the Company or any of the Subsidiaries.

(gg)      Except as disclosed to the Investor in writing, the Group Companies have complied in all material respects with all Data Protection Obligations, including in its Processing of Personal Information, and, to the Company’s knowledge, there has not been any violation or breach of any Data Protection Obligations. Except as may be disclosed to the Investor in writing, there have been no instances of unauthorized access, loss, theft, use, modification, disclosure or other misuse of any Personal Information in the possession or control of the Group Companies.

(hh)     The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the SEC on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system; the Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(ii)       The offer and sale of the Notes by the Company to the Investor in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act.

(jj)       Neither the Company nor any of the Subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(kk)      The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ll)       The audited consolidated financial statements (and the notes thereto) of the Company included in the Annual Report and the unaudited condensed consolidated financial statements of the Company prepared in respect of the fiscal quarter ended March 31, 2020 furnished to the SEC on Form 6-K as of May 27, 2020 (collectively, the “Financial Statements”) comply in all material respects with the applicable Securities Laws, and fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in consolidated financial position of the Company for the periods specified. The Financial Statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods presented (other than as described therein), and they have been prepared from and are consistent with the books and records of the Group Companies. There are no unconsolidated Subsidiaries or off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so Disclosed nor any obligations to enter into any such arrangements.

(mm)   Ernst & Young, which has audited or reviewed certain consolidated financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the SEC and the U.S. Public Company Accounting Oversight Board and as required by the Securities Act.

(nn)     Except as Disclosed, the Company and the Board are in compliance with the provisions of Sarbanes-Oxley and all Exchange Rules that are applicable to them as of the date of this Agreement. The Company maintains a system of internal controls, including the disclosure controls and procedures described in Section 5.1(hh), the internal controls over accounting matters and financial reporting described below, and legal and regulatory compliance controls, that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has designed and maintains a system of internal control over accounting matters (as defined in Rule 13a-15(f) of the Exchange Act) that is sufficient to provide reasonable assurances regarding the reliability of the financial reporting for the Group. The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board (and made summaries of such disclosures available to the Investor) (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the Company’s latest audited consolidated financial statements included in the Annual Report (such date, the “Evaluation Date”). The Company presented in the Annual Report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as Disclosed, since the Evaluation Date, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(oo)     Except as Disclosed, neither the Company nor any of the Subsidiaries has any material (to the Company and the Subsidiaries, taken as a whole) obligation to provide, and each of them has made required payments, for retirement, healthcare, housing fund, death or disability benefits to any of the present or past employees of the Company or any of the Subsidiaries, or to any other person.

(pp)     No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the Company’s knowledge, is contemplated that is material to the Company and the Subsidiaries taken as a whole. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of the Company or the Subsidiaries. Except as Disclosed, each Group Company has entered into a written employment contract with its employees and made all social security contributions or similar contributions (including retirement, life insurance, medical, hospital, disability, welfare, pension, other employee benefit program and housing fund) in respect of or on behalf of its employees in accordance with all applicable Laws, except as would not be reasonably likely to have a material adverse effect on the Group.

(qq)      All the labor outsourcing agreements entered into by any Group Company and the outsourcing firms are in full force and effect, binding on the parties thereto in accordance with their terms. Neither the Group Companies, nor to the Company’s knowledge any other party thereto, is in breach of or default under any such agreements, except as would not be reasonably likely to have a material adverse effect on the Group. The Group Companies have no contractual relationship with or other liabilities to the outsourced workers, even if the outsourcing firms fail to fulfill their duties to these personnel or violate any relevant requirements under the applicable labor Laws.

(rr)       Each ESOP complies in all material respects with applicable Laws and has been implemented in accordance with its terms. With respect to each ESOP, (i) no actions, Encumbrances, lawsuits, claims, proceedings, investigations or complaints are pending or, to the Company’s knowledge, threatened, and (ii) to the Company’s knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, Encumbrances, lawsuits, claims or complaints.

(ss)      Neither the Company nor any of the Subsidiaries is in violation of any applicable statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “Environmental Laws”), is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect.

(tt)       The Company and each of the Subsidiaries have filed all Tax Returns required to be filed through the date of this Agreement or have requested extensions thereof except for those Tax Returns the failure to file which does not and would not be reasonably expected to, individually or in the aggregate, have a material adverse effect on the Group; and all Taxes (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being diligently contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or as would not be reasonably expected to, individually or in the aggregate, have a material adverse effect on the Group. Any accruals and reserves on the books and records of each Group Company in respect of any Tax liability for any Taxable period not finally determined have been fully made in accordance with GAAP.

(uu)     Neither the Company nor any of the Subsidiaries, nor any of the directors or officers of the Company, nor, to the Company’s knowledge, any employee, agent or representative of the Company or any of its Subsidiaries acting on the behalf of the Company or any of the Subsidiaries, has violated any Anti-Corruption Laws or has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any

Government Official or other person (i) for the purpose of (A) influencing official action; (B) inducing such Government Official to act or omit to act in violation of lawful duties; (C) securing an improper advantage for the Company or any of its Subsidiaries; (D) inducing such Government Official to influence or affect any act or decision of any Governmental Authority; or (E) assisting any Group Company in obtaining or retaining business, or directing business to, any Group Company; and (ii) in a manner that would constitute a breach of applicable Anti-Corruption Laws. The Group Companies have conducted their businesses in compliance in all material respects with applicable Anti-Corruption Laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such Laws in all material respects.

(vv)     The operations of the Group Companies are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened. The directors and officers of each Group Company, in their capacities as such, and, to the knowledge of each Group Company, the employees of such Group Company in their capacities as such, (i) are in all material aspects in compliance with, and (ii) have not previously violated, the Anti-Money Laundering Laws.

(ww)    Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers, employees, agents, Affiliates or representatives, is a Person that is, or is owned or Controlled by a Person that is: (A) the subject or target of any Sanctions, (B) located, organized or resident in a Sanctioned Country or (C) included on the United States Commerce Department’s Denied Parties List, Entities and Unverified Lists; the U.S. Department of Treasury’s Specially Designated Nationals, Specially Designated Narcotics Traffickers or Specially Designated Terrorists, or the Annex to Executive Order No. 13224; the Department of State’s Debarred List; UN Sanctions.

(xx)     Each of the Company and the Subsidiaries has complied, and complies, in all material respects, with the applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”). With respect to the shareholding of each direct shareholder that is, to the Company’s knowledge, a PRC resident or PRC citizen, each of the Company and the Subsidiaries has taken all reasonable steps to procure any registration and other procedures required under applicable SAFE Rules and Regulations. Except as Disclosed, none of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or from making any other distribution on such Subsidiary’s capital stock.

(yy)     Any certificate signed by any officer or director of the Company and delivered to the representatives of or counsel for the Investor as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to the Investor.

(zz)      True and complete copies of all agreements to which any Group Company is a party and which are required to have been filed, or to be filed, by the Company pursuant to the Securities Act or the Exchange Act (each a “Material Contract”) have been filed by the Company with the SEC pursuant to the requirements of the Securities Act or the Exchange Act, as applicable, and since the filing of the most recent Public Filing filed prior to the date of this Agreement, there has been no material change or amendment to any Material Contract filed as an exhibit to the Public Filings. Except for those that have expired or terminated in accordance with their terms, each Material Contract is in full force and effect and is binding on the Company and/or the Subsidiaries, as applicable, and is binding upon such other parties, and neither the Group nor, to the Company’s knowledge, any other party thereto, is in breach of or default under any Material Contract. The Company has not sent or received any written communication regarding termination of, or intent not to renew, any Material Contract in effect.

(aaa)    All related party transactions required to be disclosed under the Exchange Rules, the Exchange Act or other applicable Laws have been accurately Disclosed in all material respects. Each of such related party transactions was entered into on an arm’s length basis. Except as Disclosed, none of the officers or directors (or their respective Affiliates) of each of the Group Companies and to the Company’s knowledge, none of the employees (or their respective Affiliates) of each Group Company is presently a party to any material transaction with any Group Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any entity in which any such person has a substantial interest or is an officer, director, trustee or partner or any such person’s Affiliates.

(bbb)    The Company has taken no action designed to, or which is reasonably likely to, have the effect of terminating the registration of the ADSs under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the Exchange.

(ccc)    The Notes rank senior in right of payment to any of the Company’s other indebtedness that is expressly subordinated in right of payment to the Notes, pari passu in right of payment to any of the Company’s other indebtedness and liabilities that are not so subordinated, junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and liabilities incurred by the Subsidiaries. As of April 30, 2020, the Company did not have any indebtedness that is contractually senior in right of payment to the Notes and the aggregate amount of the Company’s indebtedness that is contractually pari passu in right of payment to the Notes was approximately $200,000,000. Immediately prior to the Closing, the Company will not have any indebtedness that is contractually senior in right of payment to the Notes and the aggregate amount of the Company’s indebtedness that is contractually pari passu in right of payment to the Notes will not exceed $200,000,000.

(ddd)    All disclosure furnished by or on behalf of the Company to the Investor regarding any of the Group Companies, their respective businesses and the transactions contemplated under the Transaction Documents, including the Public Filings, with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.2       The Warranties shall be repeated at the Closing Date.

Indemnity

5.3       The Company shall indemnify and keep indemnified and hold harmless the Investor and its Affiliates, and their respective directors, officers, employees and agents against any Loss suffered or incurred by any of them as a result of or in connection with, directly or indirectly, (i) any breach or failure by the Company to comply with any covenant or agreement contained in this Agreement; and (ii) any breach or misrepresentation with respect to any representation or warranty contained in this Agreement (including the Warranties), in each case of the foregoing (i) and (ii), regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Investor, the Company or any of their respective representatives, officers or directors or any Controlling Person.

5.4       Limitation

(a)        No indemnity claim under Section 5.3 is payable until it has been established in a final non-appealable order, judgment or adjudication established pursuant to the dispute resolution mechanism set forth in Section 12. The amount of any payment by the Company to the Investor under Section 5.3 in respect of the Losses resulting from or arising out of any indemnification claim made pursuant to Section 5.3 (except in the case of fraud or intentional misrepresentation) shall in no event exceed the sum of (x) the outstanding principal amount of the Notes issued to the Investor at the time of the payment of such indemnification, (y) any accrued and unpaid interest and (z) all legal expenses the Investor incurred in enforcing such indemnification claim.

(b)       No loss caused by change after the date hereof of law, regulation or governmental policy is recoverable. The Investor shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one matter giving rise to more than one claim.

(c)       From and after the Closing Date, the indemnification provided in Section 5.3 shall be the sole and exclusive remedy of the Investor in respect of any breach of the Warranties. The representations and warranties contained in this Agreement shall survive twenty four (24) months after the Closing Date. Any warranty claim must be brought prior to the expiration of such twenty four (24) month period.

Investor’s warranties

5.5       The Investor hereby warrants to the Company, as of the date hereof and as of the Closing Date as follows:

(a)        the Investor is a company duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, is not in liquidation or receivership and has full power and authority to own its properties and to conduct its business;

(b)        the Investor has power under its constitutional documents to subscribe for the Notes upon the terms set out herein;

(c)        the Investor has full power and authority to enter into this Agreement and any other Transaction Documents and to perform its obligations hereunder;

(d)        this Agreement has been duly authorized, executed and delivered by the Investor and constitutes valid and legally binding obligations of the Investor, enforceable in accordance with their respective terms;

(e)        no consent, clearance, approval, authorization, order, registration or qualification of or with any court, governmental agency or regulatory body having jurisdiction over the Investor is required to be obtained by the Investor for the subscription of the Notes or the consummation of the other transactions contemplated by this Agreement and the Instrument, where the failure to obtain such consent, clearance, approval, authorization, order, registration or qualification would materially impair or delay the Investor’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; except for those which have been, or will on or prior to the Closing Date be, obtained and are, or will on the Closing Date be, in full force and effect; and

(f)        the Investor understands and acknowledges that the Notes and the New Shares have not been registered under the Securities Act or the securities law of any state of the United States or other jurisdiction and may not be offered, resold, pledged or otherwise transferred directly or indirectly in the United States or to or for the account or benefit of any U.S. Persons except pursuant to an effective registration statement or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or in any other jurisdiction or for the account or benefit of any persons in any other jurisdiction except pursuant to an exemption from, or in a transaction not subject to, any other applicable Laws, and any certificate(s) representing the Notes or New Shares shall bear a legend substantially to such effect.

6.         COVENANTS OF THE ISSUER

The Company agrees and covenants that:

(a)        prior to the Closing Date, the Company shall, and shall cause each of the Subsidiaries to, (i) cause the business of the Group to be conducted in all material aspects in the ordinary course of business and (ii) not take any action that, if taken after the Closing, would constitute (or, with the giving of notice or the passage of time, would constitute) an Event of Default (as defined in the Instrument) or require the Investor’s consent under the terms of the Notes.

(b)        the Company shall pay (i) any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties in the Cayman Islands, Hong Kong, PRC and all other relevant jurisdictions payable on or in connection with (A) the creation and issuance of the Notes, the New Shares or the New ADSs or (B) the execution or delivery of this Agreement or the Instrument; and (ii) any value added, turnover or similar tax payable in respect thereof (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it).

(c)        the Company shall (i) promptly notify the Investor of any change affecting any of its representations, warranties, agreements and/or indemnities herein at any time prior to payment being made to the Company on the Closing Date and (ii) take such steps as may be reasonably requested by the Investor to remedy the same.

(d)        the Company shall obtain all authorizations relating to (i) the issuance of the Notes, (ii) the remittance of the proceeds received by the Company from the sale of the Notes to any entity organized in the PRC, and (iii) the use of such proceeds by any entity organized in the PRC, including the filing by a PRC Subsidiary with NDRC of the requisite information and documents within ten (10) Business Days after the date of issuance of the Notes in accordance with the NDRC Circular.

(e)        the Company shall and shall cause the Group to complete after the Closing certain operational improvement steps in accordance with a plan to be furnished by the Investor and agreed by the Company.

(f)        for so long as any Notes remain outstanding, the Company shall, and shall cause all other Group Companies to, comply with and require their respective Affiliated Persons, in their capacities as such, to comply with all applicable Laws, including the Securities Laws; in particular, the Company shall and shall cause all other Group Companies to strictly comply with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions in their business operations. The Company further covenants to the Investor that the Company will not, will take reasonable efforts to ensure that its Affiliated Persons will not, and will cause all other Group Companies not to (and will cause all other Group Companies to take reasonable efforts to ensure that their respective Affiliated Persons will not), offer to pay, promise to pay, or authorize the payment of any money or anything of value to any Government Official (including any Government Officials to whom such Group Company or its Affiliated Person knows or ought to know that all or a portion of such money or things of value will be offered, given or promised, directly or indirectly) for the purpose of (1) influencing any act or decision of Government Officials in their official capacity; (2) inducing Government Officials to act or omit to act in violation of lawful duties; (3) securing any improper advantage; (4) inducing Government Officials to influence or affect any act or decision of any Governmental Authority; or (5) assisting any Group Company in obtaining or retaining business, or directing business to, such member. The Company shall cause the Group to maintain a reasonably complete financial record and reasonably effective internal control measures in accordance with applicable Laws, including Anti-

Corruption Laws and GAAP. The Company shall provide the Investor with reasonable access to the books and records of the Group and shall cooperate with any compliance audit or inquiry conducted by the Investor.

(g)        the Company shall maintain its eligibility to register the Ordinary Shares (or such Ordinary Shares in the form of ADSs) for resale by the Noteholder on Form F-3.

(h)        the Company agrees and undertakes that the Investor may exercise its rights in respect of any and all the Ordinary Shares (or such Ordinary Shares in the form of ADS) convertible from any Notes held by the Investor in accordance with the terms set forth in Schedule 1 hereto.

(i)         in case of any breach of the undertakings listed in Sections 6 (f), (g) or (h), the Investor shall have the right, at the Investor’s option, to require the Company to, and the Company shall, within ten (10) Business Days of the date of the notice requiring such repurchase, repurchase for cash all of such Investor’s Notes, or any portion thereof that is an integral multiple of $100,000 in principal amount, at a repurchase price that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date such repurchase price is fully paid to the Investor.

7.         TRANSFER RESTRICTIONS

7.1       The Founder agrees, covenants and undertakes to the Investor that, without the prior written consent of the Investor, the Founder shall not (i) Transfer any Company Securities (other than up to 1,000,000 Class A Ordinary Shares) legally or beneficially owned by him (directly or indirectly) or (ii) convert any Class C Ordinary Shares into any other class or series of Company Securities or otherwise effect any change to or waive the voting power of Class C Ordinary Shares legally or beneficially owned by him (directly or indirectly) (each of the foregoing (i) and (ii), a “Voting Power Change”), in each case, at any time prior to the second (2nd) anniversary of the Closing Date; provided that the foregoing restrictions shall not apply unless any such Voting Power Change, as assessed by the Investor in its discretion, could or could be reasonably expected to, result in Alibaba Group Holding Limited having to consolidate the financial statements of the Company or cause the Company otherwise to become a consolidated entity of Alibaba Group Holding Limited under applicable accounting standards.  Prior to proceeding with any Voting Power Change, the Founder shall provide the Investor with a written notice with reasonably sufficient details of such Voting Power Change, and the Investor shall have a period of fifteen (15) Business Days (the “Assessment Period”) to conduct an assessment of the impact of such Voting Power Change with respect to consolidation of financial statements of the Company.  The Founder may proceed with such Voting Power Change if the Investor delivers a written confirmation to such effect within the Assessment Period or if the Investor fails to deliver any objection to the Founder by the expiry of the Assessment Period, and the Founder shall not proceed with such Voting Power Change if the Investor delivers its objection within the Assessment Period.

7.2        Right of First Refusal

(a)        Subject to Section 7.1, at any time prior to the fifth (5th) anniversary of the Closing, if the Founder proposes to Transfer, whether in a single transaction or a series of transactions,

Company Securities legally or beneficially owned by him (directly or indirectly), the Founder shall first send a written notice (a “Sale Notice”) to the Investor stating (i) the amount and type of Company Securities to be Transferred (the “Subject Securities”), and (ii) the proposed purchase price per share of the Subject Securities (including the cash value of any non-cash consideration), the terms of payment of such purchase price and a summary of the other material terms of the proposed Transfer.

(b)       The Investor shall have the right and option, for a period of fifteen (15) Business Days after delivery of the Sale Notice (the “Offer Acceptance Period”), to irrevocably elect to exercise its right of first refusal and purchase all or any portion of the Subject Securities at the purchase price and on the terms stated in the Sale Notice. The Investor’s acceptance hereunder shall be made by delivering a written notice setting forth its irrevocable election to the Founder within the Offer Acceptance Period. With respect to any proposed Transfer that contains non-cash consideration, the Investor shall be entitled to pay cash in lieu of the cash value of the non-cash consideration included in the Sale Notice; provided that if the Founder and the Investor have any dispute in the cash value, the disputed portion of such cash value shall be determined by an independent and reputable investment bank or one of the “Big 4” accounting firms to be appointed by the Investor.

(c)       If effective acceptance is not received pursuant to Section 7.2(b) and subject to Section 7.1, then the Founder may Transfer the Subject Securities to the purchaser at a price not less than the price, and on other terms not more favorable to such purchaser than the terms stated in the Sale Notice at any time within sixty (60) days after the expiration of the Offer Acceptance Period (the “Sale Period”).  In the event that the Subject Securities are not Transferred by the Founder during the Sale Period in accordance with the provisions of this Section 7.2(c), the right of the Founder to Transfer the Subject Securities shall expire and the obligations of the Founder under Section 7.2 shall be reinstated.

(d)       The Transfer of Subject Securities to the Investor pursuant to an effective election to purchase all or any portion of the Subject Securities shall be consummated at the offices of the Company on the later of (i) a mutually satisfactory Business Day within fifteen (15) days after the expiration of the Offer Acceptance Period, and (ii) the fifth (5th) Business Day following the receipt of any regulatory approvals applicable to such Transfer (if any), or at such other time and/or place as the Founder and the Investor may agree. The delivery of share certificates and updated register of members evidencing the completion of Transfer of such Subject Securities shall be made on such date against payment of the purchase price for such Subject Securities.

7.3       Any Voting Power Change in violation of this Section 7 shall be void, and the Company shall not record any result of such Voting Power Change on its books or treat any purported transferee as the owner of Company Securities for any purpose.

8.         EXPENSES

8.1       The Company and the Investor shall each be liable for the costs and expenses of their own legal and other professional advisers (including auditors) incurred in connection with the issuance of the Notes except as otherwise agreed upon by the Company and the Investor.

8.2       The Company covenants and agrees that the Company shall pay or cause to be paid the following: (i) any cost incurred in connection with the listing on any applicable national securities exchange of the New Shares or the New ADSs; and (ii) all other costs and expenses incident to the performance of its obligations under the Transaction Documents which are not otherwise specifically provided for in this Section 8 or Schedule 1 hereof, or as otherwise agreed in writing between the Parties. The obligations of the Company under this Section 8 will survive the payment or transfer of any Notes, the enforcement, amendment or waiver of any provision of this Transaction Documents, and the termination of this Agreement.

9.         CONFIDENTIALITY

9.1       Each Party undertakes that it shall (and shall procure that its Affiliates shall, and where relevant, undertakes to procure that its directors, officers, employees, agents, investment managers, partners (including general partners and limited partners), potential sources of capital (including co-investors or lenders) and professional and other advisers and those of any Affiliate of such Party (together its “Authorized Persons”) shall) use its best endeavors to keep confidential at all times and not permit or cause the disclosure of any information (other than to its Authorized Persons who shall be subject to the confidentiality terms of this Agreement) which it may have or acquire before or after the date of this Agreement relating to the provisions of, and negotiations leading to, this Agreement and any other Transaction Documents and the performance of the obligations thereunder (such information being “Confidential Information”). In performing its obligations under this Section 9.1, each Party shall apply confidentiality standards and procedures at least as stringent as those it applies generally in relation to its own confidential information.

9.2       Each Party shall use its reasonable endeavors to alert the other Party as soon as is reasonably practical after it becomes aware of any request from a third party for disclosure of any Confidential Information.

9.3       The obligation of confidentiality under Section 9.1 does not apply to:

(a)        information which at the date of disclosure is within the public domain (other than as a result of a breach of this Section 9);

(b)        the disclosure of information to the extent required to be disclosed by law, regulation or any regulatory authority, subject to the conditions set forth in Section 9.4;

(c)        the provision of information by the Investor to a prospective purchaser of some or all of the Investor’s Notes, provided any such prospective purchaser shall have entered into a customary confidentiality agreement with the Investor or one of its Affiliates prior to the disclosure of such information to them.

9.4       Notwithstanding anything to the contrary in Section 6 or this Section 9, before making any public announcement about the fact that the transaction contemplated in this Agreement and the issuance of the Notes have taken place, the Company shall provide the Investor with a reasonable opportunity to review such an announcement, and the Company shall not issue any press release or otherwise make any public statement with respect to the transactions contemplated in this Agreement without the prior consent of the Investor, which consent shall not be unreasonably withheld or delayed.

10.       TERMINATION

In the event of the termination of this Agreement pursuant to Section 4.2, other than the Surviving Provisions, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, directors, officers, or representatives, other than liability of the Company for any breach of this Agreement occurring prior to such termination.

11.       NOTICES

11.1     Any notice or other formal communication to be given under this Agreement shall be in writing and signed by or on behalf of the Party giving it. It shall be:

(a)        sent by email to the relevant email address set out in Section 11.3;

(b)        sent by fax to the relevant number set out in Section 11.3; or

(c)        delivered by hand or sent by prepaid recorded delivery, special delivery, courier or nationally recognized overnight delivery service or registered post to the relevant address in Section 11.3.

11.2     In each case such notice or formal communication shall be marked for the attention of the relevant Party set out in Section 11.3 (or as otherwise notified from time to time under this Agreement). Any notice given by hand delivery, fax or post shall be deemed to have been duly received:

(a)        if hand delivered, when delivered;

(b)        if sent by fax, 12 hours after the time of dispatch;

(c)        if sent by email, when delivered; and

(d)        if sent by recorded delivery, special delivery or registered post, at 10 a.m. on the second Business Day from the date of posting,

unless there is evidence that it was received earlier than this and provided that, where (in the case of delivery by hand or fax) the delivery or transmission occurs after 6 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 a.m. on the next following Business Day. References to time in this Section are to local time in the country of the addressee.

11.3     The addresses and fax numbers of the Parties for the purpose of Section 11.1 are:

To the Company:

Address:          2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road,

Hangzhou, Zhejiang, China

Email Address:  Gloria.Fan@best-inc.com

For the attention of:     Gloria Fan

To the Founder:

Address:          2nd Floor, Block A, Huaxing Modern Industry Park, No. 18 Tangmiao Road,

Hangzhou, Zhejiang, China

To the Investor:

Address:          c/o Alibaba Group Services Limited

26/F, Tower One, Times Square 1 Matheson Street, Causeway Bay Hong Kong

Email Address:  legalnotice@list.alibaba-inc.com

For the attention of: General Counsel

With a copy to (which shall not constitute a notice):

Ropes & Gray

Address:          44th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong

Email Address:  Peng.Yu@ropesgray.com

For the attention of: Peng Yu

12.       GOVERNING LAW

12.1     This Agreement is governed by and shall be construed in accordance with the laws of the State of New York.

12.2     All disputes arising out of or in connection with this Agreement shall be submitted to the Hong Kong International Arbitration Centre and shall be finally settled and resolved under the Hong Kong International Arbitration Centre Administered Arbitration Rules by three arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Hong Kong and the language to be used in the arbitral proceedings shall be English. Nothing in this Section 12 shall prevent any Party at any time seeking any interim or interlocutory relief in aid of any arbitration or in connection with enforcement proceedings.

13.       NO ADVISORY OR FIDUCIARY RESPONSIBILITY

13.1     In connection with all aspects of each transaction contemplated hereby, the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (i) the transaction provided for hereunder and any related arranging or other services in connection therewith are an arm’s-length commercial transaction between the Company and its Affiliates, on the one hand, and the Investor, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Transaction Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with this transaction, the Investor is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Company or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) the

Company has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Transaction Documents and the Investor has no obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Transaction Documents; (iv) the Investor and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Company’s Affiliates, and the Investor has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Investor has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Transaction Documents), and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Parties have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement or other Transaction Documents.

14.       SEVERABILITY

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Investor’s rights and privileges shall be enforceable to the fullest extent permitted by law.

15.       ENTIRE AGREEMENT

This Agreement, together with any other Transaction Documents, sets out the entire agreement and understanding between the Parties with respect to its subject matter and supersedes all prior agreements, understandings, negotiations and discussions (whether oral or written) and all previous agreements in relation to the subject matter contained herein are hereby terminated and shall have no further force or effect.

16.       COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

17.       SUCCESSORS AND ASSIGNS

The provisions of this Agreement shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of the Parties; provided, however, that (a) the Company shall not assign this Agreement or any of its rights herein to any Person without the prior written consent of the Investor, and (b) the Investor shall not assign this Agreement or any of its rights herein to any Person without the prior written consent of the Company, provided further, however, that the Investor shall be entitled to assign this Agreement or any of its rights herein to any of its Affiliates without the prior written consent of the Company.

18.       AMENDMENT AND WAIVER

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the Party against whom the waiver is to be effective.

19.       REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF

The remedies provided in the Agreement shall be cumulative and in addition to all other remedies available under the Agreement or the Notes, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to the Investor and that the remedy at law for any such breach shall be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

20.       CONSTRUCTION; HEADINGS

This Agreement shall be deemed to be jointly drafted by the Company and the Investor and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

IN WITNESS WHEREOF this Agreement has been duly executed by the authorized representatives of the Parties on the date first above written.

Company:

BEST Inc.

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou
Title:	Chairman and Chief Executive Officer

[Signature Page to Convertible Note Purchase Agreement]
BEST Inc.

IN WITNESS WHEREOF this Agreement has been duly executed by the authorized representatives of the Parties on the date first above written.

Founder (solely for purposes of the Founder
Applicable Sections):

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou

[Signature Page to Convertible Note Purchase Agreement]
BEST Inc.

IN WITNESS WHEREOF this Agreement has been duly executed by the authorized representatives of the Parties on the date first above written.

Investor:

ALIBABA.COM HONG KONG LIMITED

By:	/s/ Yi Zhang
Name:	Yi Zhang
Title:	Authorized Signatory

[Signature Page to Convertible Note Purchase Agreement]
BEST Inc.

ANNEX A

FORM OF NOTE INSTRUMENT

Schedule 1

REGISTRATION RIGHTS

1.         Definitions

Capitalized terms used but not defined in this Schedule shall have the meanings ascribed to them under the Instrument. For purposes of this Schedule:

a.         Conversion. The term “Conversion” means conversion of Notes in accordance with their terms for Ordinary Shares or ADSs.

b.         Investor. The term “Investor” means Alibaba.com Hong Kong Limited and its successors or assigns.

c.         Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act.

d.         Registration Statement. The term “registration statement” means a Form F-3 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the SEC available to an issuer if a Form F-3 is not available to such issuer).

e.         Registrable Securities. The term “Registrable Securities” means: any Ordinary Shares issued or issuable upon Conversion and Ordinary Shares issued or issuable in respect of such Ordinary Shares upon any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the Ordinary Shares, including, in each case, such Ordinary Shares in the form of ADSs. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold in a registered public offering under the Securities Act or sold pursuant to Rule 144 promulgated under the Securities Act.

f.          Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” means the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of the Notes then outstanding.

g.         Form F-3. The term “Form F-3” means such respective form of registration statement under the Securities Act (including Form F-3, as appropriate) or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

SC1-2

h.         Registration Expenses. The term “Registration Expenses” means all expenses incurred by the Company in complying with Sections 2 and 3 of this Schedule, including, without limitation, (i) SEC, stock exchange and Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Investor, (v) all “roadshow” expenses if the underwriter or underwriters advise that a “roadshow” is advisable to complete the sale of the Registrable Securities proposed to be sold in an offering, (vi) fees charged by the ADS Depositary with respect to the deposit of Ordinary Shares against issuance of ADSs and (vii) any liability insurance or other premiums for insurance obtained in connection with Sections 2 and 3 of this Schedule, regardless of whether any registration statement is declared effective.

i.          Selling Expenses. The term “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Section 2 or 3 of this Schedule and fees of legal counsels in any registration.

2.         Demand Registration

a.         Form F-3 Eligibility. The Company shall maintain its ability to register the Registrable Securities on Form F-3. In case the Company shall receive from the Investor a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities held by the Investor with an aggregate public offering price covering the amount requested of at least US$5,000,000, then the Company will, as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution (which, if requested by the Investor, may be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act) of all or such portion of the Investor’s Registrable Securities as are specified in such request.

b.         Underwriting. If the Investor intends to distribute Registrable Securities covered by its request by means of an underwritten offering, then it shall so advise the Company as a part of its request made pursuant to this Section 2. In such event, the Investor shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwritten offering by the Investor and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise the Investor, and the number of

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Registrable Securities that may be included in the underwritten offering shall be reduced as required by the underwriter(s); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any Person other than the Investor, including, without limitation, any Person who is an employee, officer or director of any Group Company; provided further, that at least fifty percent (50%) of shares of Registrable Securities requested by the Investor to be included in such underwriting and registration shall be so included. The Investor may, at its sole discretion, elect to withdraw from the underwritten offering by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

c.         Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such demand registration requested by the Investor pursuant to this Section 2; provided that if the sale of all of the Registrable Securities sought to be included in a registration statement pursuant to this Section 2 is not consummated for any reason other than due to the action or inaction of the Investor including Registrable Securities in such registration statement, such registration shall not be deemed to constitute one of the registration rights granted pursuant to this Section 2.

d.         Deferral. Notwithstanding the foregoing, (i) the Company shall not be obligated to register or qualify Registrable Securities for sale and distribution pursuant to this Section 2: (a) if, within ten (10) days of the receipt of the Investor’s request to register any Registrable Securities under Section 2, the Company gives notice to the Investor of its bona fide intention to effect the filing for its own account of a registration statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that registration statement to become effective within sixty (60) days of the initial filing; provided, further, that the Investor is entitled to join such registration subject to Section 3 of this Schedule; (b) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any registration statement pertaining to Ordinary Shares of the Company filed pursuant to this Schedule, including without limitation Section 3 of this Schedule; or (iii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting the proposed registration or qualification, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, and (ii) if the Company shall furnish to the Investor pursuant to this Section 2, a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for a registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Investor; provided, however, that the

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Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Ordinary Shares during such twelve- (12-) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

3.         Piggyback Registrations

Subject to the terms of this Schedule, if the Company proposes to register for its own account any of its equity securities in connection with a public offering of such securities, or if any demand registration of equity securities is requested by other shareholders, the Company shall notify the Investor in writing at least thirty (30) Business Days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to any primary or secondary offering of securities of the Company, but excluding registration statements relating to any registration under Section 2 of this Schedule or to any employee benefit plan or a corporate reorganization), and shall afford the Investor an opportunity to include in such registration statement all or any part of the Registrable Securities then held by the Investor. The Investor desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within ten (10) Business Days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Investor wishes to include in such registration statement. If the Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company or any other shareholders, the Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company or any other shareholders with respect to offerings of its securities, all upon the terms and conditions set forth herein.

a.         Underwritten offering. If a registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Investor. In such event, the right of the Investor’s Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon the Investor’s participation in such underwritten offering and the inclusion of the Investor’s Registrable Securities in the underwriting to the extent provided herein. The Investor shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Schedule but subject to Section 9 of this Schedule, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwritten offering, and the number of shares that may be included in the registration and the underwritten offering shall be allocated, first, to the Company, second, to the Investor, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude Ordinary Shares (including the Registrable Securities) from the registration and underwritten offering as described above shall be restricted so that (i) the number of the Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Ordinary Shares of the Registrable

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Securities, on a pro rata basis, for which inclusion has been requested; and (ii) all Ordinary Shares that are not Registrable Securities and are held by any other Person who is not the Investor, including, without limitation, any Person who is an employee, officer or director of any Group Company shall first be excluded from such registration and underwritten offering before any Registrable Securities are so excluded. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be excluded and withdrawn from the registration.

b.         Not Demand Registration. Registration pursuant to this Section 3 shall not be deemed to be a demand registration as described in Section 2 of this Schedule. There shall be no limit on the number of times the Investor may request registration of Registrable Securities under this Section 3.

4.         Expenses

All Registration Expenses incurred in connection with any registration pursuant to Section 2 or 3 of this Schedule (but excluding the Selling Expenses) shall be borne by the Company. The Investor participating in a registration pursuant to Section 2 or 3 of this Schedule shall bear the Investor’s Selling Expenses, in connection with such offering by the Investor.

5.         Obligations of the Company

Whenever required to effect the registration of any Registrable Securities under this Schedule, the Company shall, as expeditiously as reasonably possible:

a.          Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that in the case of any registration of the Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

b.         Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

c.          Prospectuses. Furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in

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order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

d.         Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

e.          Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. The Investor participating in the underwritten offering shall also enter into and perform its obligations under such an agreement.

f.          Notification. Notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

g.         Compliance. Comply with all applicable rules and regulations of the SEC, and make available to the Company’s security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

h.         Listing. Cause all such Registrable Securities (in the form of ADSs or otherwise) to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

i.          Updates. Keep the Investor advised in writing as to the initiation and progress of any registration under Section 2 or 3 of this Schedule.

j.          Cooperation. Cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made.

k.         Other Reasonable Steps. Take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

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6.         Other Obligations of the Company

So long as any Registrable Securities remain outstanding, the Company shall not terminate the Deposit Agreement and shall, if necessary, direct the ADS Depositary to file, and cooperate with the ADS Depositary in filing, amendments to the Form F-6 registering ADSs to increase the amount of ADSs registered thereunder to cover the total number of ADSs corresponding to the Registrable Securities then outstanding.

7.         Furnish Information

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 or 3 of this Schedule that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

8.         Indemnification

In the event any Registrable Securities are included in a registration statement under Section 2 or 3 of this Schedule:

a.          By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Investor, its partners, officers, employees, agents, affiliates, directors, legal counsel, any underwriter (as defined in the Securities Act) for the Investor and each Person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, fines, expenses or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, fines, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”):

i.          any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

ii.         the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; or

iii.        any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse the Investor, its partner, officer, employee, agent, affiliate, director, legal counsel, underwriter and controlling Person for any legal or

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other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, fines, expense, liability or action; provided, however, that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, fines, expense, liability or action and the reimbursement of any legal or other expenses incurred in connection therewith if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (A) a Violation which occurs in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by the Investor, partner, officer, director, legal counsel, underwriter or controlling Person of the Investor or (B) delivery of a prospectus by the Investor who has received notice from the Company that the registration statement relating thereto contains an untrue statement of a material fact or an omission of a material fact.

b.         By the Investor. To the extent permitted by law, the Investor will, if the Registrable Securities held by the Investor are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act or any underwriter, against any losses, claims, damages, fines, expenses or liabilities (joint or several) to which the Company or any such director, officer, controlling Person or underwriter may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, fines, expenses or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor to the Company expressly for use in connection with such registration; and the Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person or underwriter in connection with investigating or defending any such loss, claim, damage, fines, expense, liability or action; provided, however, that the indemnity agreement contained in this Section 8.b shall not apply to amounts paid in settlement of any such loss, claim, damage, fines, expense, liability or action and the reimbursement of any legal or other expenses incurred in connection therewith if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 8 exceed the net proceeds received by the Investor in the registered offering out of which the applicable Violation arises.

c.         Notice. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written

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notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

d.         Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such losses, claims, damages or liabilities, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) the Investor shall not be required to contribute any amount in excess of the net proceeds to the Investor from the sale of all such Registrable Securities offered and sold by the Investor pursuant to such registration statement; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

e.          Survival; Consents to Judgments and Settlements. The obligations of the Company and the Investor under this Section 8 shall survive the completion of any offering

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of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9.         No Registration Rights to Third Parties

Without the prior written consent of the Investor, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the registration rights described in this Schedule, or otherwise) relating to any securities of the Company which are senior to those granted to the Investor.

10.       Rule 144 Reporting

With a view to making available to the Investor the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

a.          make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and

b.         file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

11.       Re-sale Rights

The Company shall at its own cost use its best efforts to assist the Investor in the sale or disposition of, and to enable the Investor to sell under Rule 144 promulgated under the Securities Act the maximum number of, its Registrable Securities, including without limitation (a) the prompt delivery of applicable instruction letters to the Company’s transfer agent to remove legends from the Investor’s share certificates, (b) if required by the transfer agent, causing the prompt delivery of appropriate legal opinions from the Company’s counsel in forms reasonably satisfactory to the Investor’s counsel, (c) (i) the prompt delivery of instruction letters to the Company’s share registrar and depository agent to convert the Investor’s securities into depository receipts or similar instruments to be deposited in the Investor’s brokerage account(s), and (ii) the prompt payment of all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Investor. The Company acknowledges that time is of the essence with respect to its obligations under this Section 11, and that any delay will cause the Investor irreparable harm and constitutes a material breach of its obligations under this Schedule.

12.       Assignability of Registration Rights

The rights to cause the Company to register Registrable Securities granted under this Schedule and any other rights under this Schedule shall be assignable by the Investor to any

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transferee or assignee of Registrable Securities or the Notes who is an affiliate of the Investor in connection with a transfer of the Registrable Securities or the Notes to such transferee or assignee in accordance with the terms and conditions of the Instrument.

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